U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933


                         PLANETLINK COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

           Georgia                      5731                     58-2466623
(State or jurisdiction of      (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

          1415 Bookhout Drive, Cumming, Georgia  30041; (678) 455-7075
  (Address and telephone number of Registrant's principal executive offices and principal place of business)

                 EMPLOYEE STOCK INCENTIVE PLAN FOR THE YEAR 2003
                             (Full title of the Plan)

           M. Dewey Bain, 1415 Bookhout Drive, Cumming, Georgia 30041 (Name and address of agent for service)

                                 (678) 455-7075
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                             Proposed maximum
Title of securities to  Amount to be   Proposed offering    aggregate offering       Amount of
    be registered        registered    price per share (1)         price         registration fee
----------------------  ------------  --------------------  -------------------  ----------------
Common Stock               8,000,000  $           0.01 (2)  $            80,000  $           7.36
----------------------  ------------  --------------------  -------------------  ----------------
Total                      8,000,000                        $            80,000  $           7.36
----------------------  ------------  --------------------  -------------------  ----------------

(1) The Offering Price is used solely for purposes of estimating the registration fee pursuant to Rule 457(h) promulgated pursuant to the Securities Act of 1933.
(2) This Offering Price per Share is established pursuant to the option exercise price set forth in the Employee Stock Incentive Plan for the Year 2003, set forth in Exhibit 4.1 to this Form S-8.

                                     PART I
              Information Required in the Section 10(a) Prospectus

ITEM  1.  PLAN  INFORMATION.

          See  Item  2  below.

ITEM  2.  REGISTRANT  INFORMATION  AND  EMPLOYEE  PLAN  ANNUAL  INFORMATION.

          The documents containing the information specified in Part I, Items 1 and 2, will be delivered to each of the participants in accordance with Form S-8 and Rule 428 promulgated under the Securities Act of 1933. The participants shall be provided a written statement notifying them that upon written or oral request they will be provided, without charge, (i) the documents incorporated by reference in Item 3 of Part II of the registration statement, and (ii) other documents required to be delivered pursuant to Rule 428(b). The statement will inform the participants that these documents are incorporated by reference in the Section 10(a) prospectus, and shall include the address (giving title or department) and telephone number to which the request is to be directed.

                                     PART II
               Information Required in the Registration Statement

ITEM  3.  INCORPORATION  OF  DOCUMENTS  BY  REFERENCE.

          The  following  are  hereby  incorporated  by  reference:

               (a) The Registrant's latest annual report on Form 10-KSB for the fiscal year ended December 31, 2002, filed on March 31, 2003.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-KSB referred to in (a) above.

               (c) A description of the Registrant's securities contained in the Registration Statement on Form 10-SB filed by the Registrant to register the common stock under the Exchange Act, including all amendments filed for the purpose of updating such common stock description.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the registration statement and to be part thereof from the date of filing of such documents.

ITEM  4.  DESCRIPTION  OF  SECURITIES.

          Not  applicable.

ITEM  5.  INTEREST  OF  NAMED  EXPERTS  AND  COUNSEL.

          Other than as set forth below, no named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the Registrant.

ITEM  6.  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

          Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act.

     Section  14-2-851(a)  of  the Georgia Business Corporation Code provides as
     --------------------
follows:

     "(a) Except as otherwise provided in this Code section, a corporation may indemnify an individual who is a party to a proceeding because he or she is or was a director against liability incurred in the proceeding if:

          "(1)  Such  individual conducted himself or herself in good faith; and

          "(2)  Such  individual  reasonably  believed:

               "(A) In the case of conduct in his or her official capacity, that such conduct was in the best interests of the corporation;

               "(B) In all other cases, that such conduct was at least not opposed to the best interests of the corporation; and

               "(C) In the case of any criminal proceeding, that the individual had no reasonable cause to believe such conduct was unlawful.

     "(b) A director's conduct with respect to an employee benefit plan for a purpose he or she believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subparagraph (a)(2)(B) of this Code section.

     "(c) The termination of a proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standard of conduct described in this Code section.

     "(d)  A  corporation  may not indemnify a director under this Code section.

          "(1) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under this Code section; or

          "(2) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his or her official capacity."

     The Georgia Business Corporation Code, stated herein, provides further for permissive indemnification of officers and directors, as follows:

     Section  14-2-852  provides  that  to  the  extent that a director has been
     -----------------
successful, on the merits or otherwise, in the defense of any proceeding to which he was a party, because he or she is or was a director of the corporation, the corporation shall indemnify the director against reasonable expenses incurred by the director in connection therewith.

     Section  14-2-853.
     -----------------

          "(a) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

               "(1) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in Code Section 14-2-851 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by paragraph (4) of subsection (b) of Code Section 14-2-202; and

               "(2) His or her written undertaking to repay any funds advanced if it is ultimately determined that the director is not entitled to indemnification under this part.

          "(b) The undertaking required by paragraph (2) of subsection (a) of this Code section must be an unlimited general obligation of the director but need not be secured and may be accepted without reference to the financial ability of the director to make repayment.

          "(c)  Authorizations  under  this  Code  section  shall  be  made:

                    "(1)  By  the  board  of  directors:

                              "(A)  When  there  are  two  or more disinterested
directors, by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

                              "(B)  When  there are fewer than two disinterested
directors, by the vote necessary for action by the board in accordance with subsection (c) of Code Section 14-2-824, in which authorization directors who do not qualify as disinterested directors may participate; or

                    "(2) By the shareholders, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to the proceeding may not be voted on the authorization.

     Section  14-2-854.
     -----------------

          "(a) A director who is a party to a proceeding because he or she is a director may apply for indemnification or advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

                    "(1) Order indemnification or advance for expenses if it determines that the director is entitled to indemnification under this part; or

                    "(2) Order indemnification or advance for expenses if it determines, in view of all the relevant circumstances, that it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director has not met the relevant standard of conduct set forth in subsections (a) and (b) of Code Section 14-2-851, failed to comply with Code
Section 14-2-853, or was adjudged liable in a proceeding referred to in paragraph (1) or (2) of subsection (d) of Code Section 14-2-851, but if the director was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

          "(b) If the court determines that the director is entitled to indemnification or advance for expenses under this part, it may also order the corporation to pay the director s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

     Section  14-2-855.
     -----------------

          "(a) A corporation may not indemnify a director under Code Section 14-2-851 unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of the director is permissible in the circumstances because he or she has met the relevant standard of conduct set forth in Code Section 14-2-851.

          "(b)  The  determination  shall  be  made:

                    "(1) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

                    "(2)  By  special  legal  counsel:

                              "(A)  Selected  in  the  manner  prescribed  in
paragraph  (1)  of  this  subsection;  or

                              "(B)  If  there  are  fewer than two disinterested
directors, selected by the board of directors (in which selection directors who do not qualify as disinterested directors may participate); or

                    "(3) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

          "(c) Authorization of indemnification or an obligation to indemnify and evaluation as to reasonableness of expenses shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subparagraph
(b)(2)(B)  of  this  Code  section  to  select  special  legal  counsel.

     Section  14-2-856.
     -----------------

          "(a) If authorized by the articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation may indemnify or obligate itself to indemnify a director made a party to a proceeding including a proceeding brought by or in the right of the corporation, without regard to the limitations in other Code sections of this part, but shares owned or voted under the control of a director who at the time does not qualify as a disinterested director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization.

          "(b) The corporation shall not indemnify a director under this Code section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation or is subjected to injunctive relief in favor of the corporation:

                    "(1) For any appropriation, in violation of the director's duties, of any business opportunity of the corporation;

                    "(2) For acts or omissions which involve intentional misconduct or a knowing violation of law;

                    "(3) For the types of liability set forth in Code Section 14-2-832; or

                    "(4) For any transaction from which he or she received an improper personal benefit.

          "(c) Where approved or authorized in the manner described in subsection (a) of this Code section, a corporation may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if:

                    "(1) The director furnishes the corporation a written affirmation of his or her good faith belief that his or her conduct does not constitute behavior of the kind described in subsection (b) of this Code section; and

                    "(2) The director furnishes the corporation a written undertaking, executed personally or on his or her behalf, to repay any advances if it is ultimately determined that the director is not entitled to indemnification under this Code section.

     Section 14-2-857.
     ----------------

     "(a) A corporation may indemnify and advance expenses under this part to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

          "(1)  To  the  same  extent  as  a  director;  and

          "(2) If he or she is not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct that constitutes:

               "(A) Appropriation, in violation of his or her duties, of any business opportunity of the corporation;

               "(B) Acts or omissions which involve intentional misconduct or a knowing violation of law;

               "(C)  The  types of liability set forth in Code Section 14-2-832;
or

               "(D)  Receipt  of  an  improper  personal  benefit.

     "(b) The provisions of paragraph (2) of subsection (a) of this Code section shall apply to an officer who is also a director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

     "(c) An officer of a corporation who is not a director is entitled to mandatory indemnification under Code Section 14-2-852, and may apply to a court under Code Section 14-2-854 for indemnification or advances for expenses, in each case to the same extent to which a director may be entitled to indemnification or advances for expenses under those provisions.

     "(d) A corporation may also indemnify and advance expenses to an employee or agent who is not a director to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors, or contract."

     The foregoing rights of indemnification are not intended to be exclusive of any other right to which those indemnified may be entitled, and the Company has reserved the right to provide additional indemnity and rights to its directors, officers, employees or agents to the extent they are consistent with law.

ITEM  7.  EXEMPTION  FROM  REGISTRATION  CLAIMED.

     Not  applicable.

ITEM  8.  EXHIBITS.

     The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

ITEM  9.  UNDERTAKINGS.

     The  undersigned  registrant  hereby  undertakes:

               (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information

               (d) That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cumming, Georgia, on June 4, 2003.


                                      PLANETLINK  COMMUNICATIONS,  INC.



                                      By  /s/  M.  Dewey  Bain
                                        -------------------------------------
                                        M.  Dewey  Bain,  President

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                         Title                           Date
       ---------                         -----                           ----

  /s/ Harold Jackson                   Chairman                     June 4, 2003
---------------------------
        Harold Jackson

  /s/ M. Dewey Bain           President, Treasurer, and Director    June 4, 2003
---------------------------
        M. Dewey Bain

  /s/ Jonathan Rosser                   Director                    June 4, 2003
---------------------------
       Jonathan Rosser

  /s/ Darrell Carver                    Director                    June 4, 2003
---------------------------
       Darrell Carver

                                  EXHIBIT INDEX


EXHIBIT NO.                 DESCRIPTION
-----------                 -----------

     4.1           Employee Stock Incentive Plan for the Year 2003
     5             Opinion Re:  Legality
     23.1          Consent of Accountants
     23.2          Consent of Counsel